Exhibit 3.115

AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP
OF
INDECK-ILION LIMITED PARTNERSHIP

Indeck-Ilion Limited Partnership, a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Act”), for the purpose of amending and restating its Certificate of Limited Partnership filed with the office of the Secretary of State of Delaware on November 9, 1990, under the name of Indeck-Ilion Limited Partnership, hereby certifies that effective on December 5, 1990, its Certificate of Limited Partnership is amended and restated to read in its entirety as follows:

1.                                       The name of the limited partnership is Indeck-Ilion Limited Partnership.

2.                                       The address of the registered office of the limited partnership in Delaware is 32 Lookerman Square, Suite L-100, Dover, Delaware 19901. The limited partnership’s registered agent at that address is The Prentice-Hall Corporation System, Inc.

3.                                       The name and address of the general partner is:

NAME	ADDRESS

Indeck Energy Services of Ilion, Inc.	1130 Lake Cook Road Buffalo Grove, IL 60094

IN WITNESS WHEREOF, this Amended and Restated Certificate of Limited Partnership, which restates and integrates and also further amends the Certificate of Limited Partnership as heretofore amended or supplemented, has been duly executed as of the 5th day of December, 1990 and is being filed in accordance with Section 17-210 of the Act by a general partner thereunto duly authorized.

By:	/s/ John Salyer
INDECK ENERGY SERVICES OF ILION, INC.,
General Partner
John Salyer, Vice President

IN WITNESS WHEREOF, the parties hereto have duly executed this Limited Partnership Agreement on the day and year first above written.

INDECK ENERGY SERVICES
OF ILION, INC.:

ATTEST:

By:
[CORPORATE SEAL]

INDECK ILION COGENERATION
CORPORATION

ATTEST:

By:
[CORPORATE SEAL]

28

STATE OF DELAWARE

CERTIFICATE TO RESTORE TO GOOD
STANDING A DELAWARE LIMITED PARTNERSHIP

(Pursuant to Title 6, Sec. 17-1109)

1.  Name of Limited Partnership Indeck-Ilion Limited Partnership.

2.  Date of original filing with Delaware Secretary of State November 9, 1990.

I, Gerald F. DeNotto, Secretary of Indeck Energy Services of Ilion, Inc., General Partner or Liquidating Trustee of the above named limited partnership do hereby certify that this limited partnership is paying all annual taxes, penalties, and interest due to the State of Delaware.

I do hereby request this limited partnership be restored to Good Standing.

/s/ Gerald F. DeNotto
Indeck Energy Services of Ilion, Inc.
General Partner

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/30/1995
950071765 – 2246114

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 08/06/1997
971262660 – 2246114

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF LIMITED PARTNERSHIP
OF

INDECK-ILION LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership of Indeck-Ilion Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST:	The name of the Limited Partnership is Indeck-Ilion Limited Partnership.

SECOND:	Article 2 of the Certificate of Limited Partnership shall be amended as follows:

The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 21st day of July, 1997.

Indeck-Ilion Limited Partnership

By:	/s/ Gerald F. DeNotto
Indeck Energy Services of Ilion, Inc.

Gerald F. DeNotto, V.P. & Secy.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 01/03/2002
020004765 – 2246114

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
Indeck-Ilion Limited Partnership

The undersigned hereby desires to amend the Certificate of Limited Partnership of Indeck-Ilion Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, and hereby certifies as follows:

1.   The name of the Limited Partnership is Indeck-Ilion Limited Partnership.

2.   Number 1. of the Certificate of Limited Partnership shall be amended to read as follows:

“The name of the partnership is NRG Ilion Limited Partnership”

3.   The name and address of the general partner is:

Name	Address
Indeck Energy Services of Ilion, Inc.	1130 Lake Cook Road Buffalo Grove, IL 60094

4.   Number 3. of the Certificate of Limited Partnership shall be amended to read as follows:

Name	Address
“NRG Rockford Acquisition LLC	901 Marquette Avenue, Suite 2300 Minneapolis, MN 55402”

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 2nd day of January 2002.

NRG Rockford Acquisition LLC, the new general partner

By:	/s/ Kathryn J. Osteraas
Name:	Kathryn J. Osteraas
Title:	Assistant Secretary

NRG Energy, lnc. 901 Marquette Avenue Suite 2300 Minneapolis, MN 55402-3265 Direct (612) 373-5300 Fax (612) 373-5392

January 3, 2002

To the Secretary of State of Delaware

Re:                             Consent to Use of Name

Dear Sir or Madam:

NRG Ilion LP LLC, a limited liability company organized and existing under the laws of the State of Delaware, hereby consents to the use of the name NRG Ilion Limited Partnership in the State of Delaware.

By:	/s/ Kathryn J. Osteraas
Name:	Kathryn J. Osteraas
Title:	Assistant Secretary